UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2004 (September 3, 2004)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

     Zix Corporation (“ZixCorp”) learned, by means of a press release issued September 3, 2004, of the filing of a putative class action lawsuit in the U.S. District Court for the Northern District of Texas against ZixCorp and certain of its current and former officers. The suit, which has not yet been served, alleges that defendants made false and misleading statements and/or omissions in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The suit seeks unspecified damages on behalf of a purported class of purchasers of ZixCorp common stock during the period from October 30, 2003 to May 4, 2004. ZixCorp believes that the allegations are without merit and plans to defend the action vigorously. ZixCorp issued a press release on September 6, 2004 in response to learning of this matter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the registrant on September 6, 2004, titled “Zix Corporation Calls Purported Class Action Lawsuit Without Merit and Plans Vigorous Defense.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: September 7, 2004	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the registrant on September 6, 2004, titled “Zix Corporation Calls Purported Class Action Lawsuit Without Merit and Plans Vigorous Defense.”